UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 13, 2008

COLORADO GOLDFIELDS INC.
(Exact name of registrant as specified in its charter)

Nevada	000-51718	20-0716175
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10920 West Alameda Avenue, Suite 207 Lakewood, CO	80226
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (303) 984-5324

N/A
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

In November, 2008, our Board of Directors unanimously approved our 2008 Employee & Director Stock Compensation Plan (the “Plan”). The purpose of the Plan is (i) to further the growth of Colorado Goldfields Inc. (the “Company”) by allowing the Company to compensate Employees and Directors who have provided bona fide services to the Company, through the award of Common Stock of the Company, and to (ii) attract, motivate, retain and reward quality employees and directors to acquire or increase a proprietary interest in the Company in order to strengthen the mutuality of interests between such persons and the Company’s stockholders. Considering the Company is an exploratory mining company and faces challenges in the capital markets, the Board of Directors believes that using Company common stock is an important means of retaining and compensating employees and directors.

The following is a brief summary of the Plan. The following summary is qualified in its entirety by reference to the Plan, a copy of which is filed as an exhibit to this report.

Common Stock Subject to the Plan

The Plan provides that awards may be granted for up to 36,000,000 shares of our Common Stock, subject to adjustment in case of a subdivision of our outstanding shares of Common Stock, recapitalization, stock dividend, or other change in our corporate structure that affects our Common Stock.

Administration

The Plan is administered by a compensation committee (“Committee”) consisting of at least two persons to be appointed by the Board of Directors, one of whom is an independent director, or in the absence of such a Committee, the Plan is to be administered by the Board of Directors. Our Board of Directors appointed C. Stephen Guyer, our CFO, and Norman Singer, one of our independent directors, to the Committee.  Subject to the terms of the Plan, the Committee has full and final authority to select Eligible Persons to become participants under the Plan, grant stock awards to those participants, determine the terms and conditions of, and all other matters relating to awards of Company stock under the Plan, and rules and regulations for the administration of the Plan, construe and interpret the Plan and correct defects, supply omissions or reconcile inconsistencies therein, and to make all other decisions and determinations as the Committee may deem necessary or advisable for the administration of the Plan.

Types of Awards

The Plan provides that Company common stock may be issued in connection with bonuses, or to grant stock or other awards in lieu of Company obligations to pay cash or other consideration owed under other plans or compensatory arrangements. In addition, the Plan authorizes the grant of performance awards under which Plan participates may receive shares of common stock upon meeting certain business goals or criteria set by the Committee.

Participation

Any of our employees or directors are eligible to receive awards under the 2008 Plan.

Registration of Shares

We have filed a registration statement under the Securities Act of 1933, as amended, with respect to the Common Stock issuable pursuant to the 2008 Plan.

Amendment or Termination

The Board of Directors may amend, alter, suspend, discontinue or terminate the Plan or waive any conditions or rights under, or amend, alter, suspend, discontinue or terminate any stock award granted under the Plan; provided that, without the consent of an affected participant, no Board action may materially and adversely affect the rights of such participant under any previously granted and outstanding stock award.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	2008 Employee & Director Stock Compensation Plan

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COLORADO GOLDFIELDS INC.

Dated: November 13, 2008
	By:	/s/ C. Stephen Guyer

C. Stephen Guyer
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	2008 Employee & Director Stock Compensation Plan